UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2008

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Affinia Group Intermediate Holdings Inc. (the “Company”) is filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K filed on December 15, 2005 in order to update certain disclosures therein with respect to the Company’s comprehensive restructuring strategy (the “Restructuring”).

Section 2 - Financial Information

Item 2.05 - Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, the Company has decided to close its Quinton Hazell water pump manufacturing facility in Barcelona, Spain and to restructure its Lipmesa shock-absorber facility in Llodio, Spain. The press release announcing these actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company expects both the closure of the Barcelona facility and the Lipmesa restructuring to be completed by year-end 2008. These actions are expected to result in the Company incurring pre-tax charges of approximately $12.1 million, of which approximately $11.9 million will be future cash expenditures. The restructuring costs are comprised of employee severance costs of $11.1 million, and other exit costs of $1.0 million. The Company will recognize the severance costs in the second quarter of 2008 with the remaining costs recognized in the balance of 2008.

The Company continues to expect that it will incur total pre-tax costs of up to $152 million in connection with the Restructuring. We expect that the major components of the plan will be employee severance costs, asset impairment charges related to fixed assets, and other costs such as environmental remediation, site clearance and repair costs, each of which should represent approximately 38%, 20% and 42% respectively, of the total $152 million. Of these costs, the employee severance costs and environmental remediation, site clearance and repair costs generally represent cash charges, while the asset impairment charges are non-cash. The Company estimates that approximately 72% of the total costs related to the Restructuring (or approximately $110 million) will result in cash expenditures.

All discussions of costs and time periods set forth in this amended Current Report are estimates which, while based on the Company’s current expectations, are subject to change. See “Forward Looking Statements” below.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical. When used in this amended Current Report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this amended Current Report. Such risks, uncertainties and other important factors include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing and import pressures; the shift in demand from premium to economy products; our dependence on our largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy prices; our ability to achieve cost savings from our restructuring; increased costs in imported products from China and other low cost sources; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; changes to anti-dumping duty rates; risk of impairment to intangibles and goodwill; risk of successful refinancing if required; non-performance by, or insolvency of, our suppliers or our customers; work stoppages or similar difficulties could significantly disrupt our operations, and other labor disputes; challenges to our intellectual property portfolio; and our exposure to a recession. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this amended Current Report and are expressly qualified in their entirety by the cautionary statements included in this amended Current Report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 2.06 - Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of Affinia Group Inc. dated June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: June 4, 2008	By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Senior Vice President and Chief Financial Officer

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